Exhibit (8)(a)(ix)

FORM OF AMENDMENT NUMBER 7

TO THE

TRANSFER AGENCY AND SERVICES AGREEMENT

This Amendment Number 7 To The Transfer Agency And Services Agreement, dated as of March 28, 2016 (“Amendment”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and UBS Money Series (“Fund”).

Background

BNYM (under its former names First Data Investor Services Group, Inc. and PFPC Inc.) and the Fund (under its current name or under its former names Mitchell Hutchins Institutional Series and Mitchell Hutchins LIR Money Series) (collectively, the “Parties”) entered into a Transfer Agency And Services Agreement, dated as of August 3, 1998 (the “Original Agreement”).

The Parties entered into five amendments to the Original Agreement, dated March 5, 2001, March 17, 2004, August 28, 2007, April 13, 2012 and January 8, 2016.

BNYM (under its former name PFPC Inc.) and UBS Select Prime Institutional Fund (under its former name UBS Select Money Market Fund), a series of the Fund, entered into one amendment to the Original Agreement, dated October 1, 2003.

The Original Agreement and the amendments thereto shall collectively be referred to herein as the “Amended Agreement”.

Terms

In consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties intending to be legally bound agree as set forth above and as follows:

1.          Modifications to Amended Agreement. The Amended Agreement is amended as follows:

(a)        Exhibit 1 - List of Portfolios is hereby deleted and replaced in its entirety with the Exhibit 1 - List of Portfolios attached to Amendment Number 7 To The Transfer Agency And Services Agreement, dated as of March 28, 2016.

(b)        A new Schedule B shall be added which reads in its entirety as set forth on the Schedule B attached to Amendment Number 7 To The Transfer Agency And Services Agreement, dated as of March 28, 2016.

2.          Remainder of Amended Agreement. Except as explicitly amended by this Amendment, the terms and provisions of the Amended Agreement are hereby ratified, declared and remain in full force and effect.

3.          Governing Law. The governing law of the Amended Agreement shall be the governing law of this Amendment.

4.          Entire Agreement. This Amendment constitutes the complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Amended Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.          Facsimile Signatures; Counterparts. This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

UBS Money Series		BNY Mellon Investment Servicing (US) Inc.

By:	___________________________________	By:	__________________________________

Name: __________________________________		Name: _________________________________

Title: ___________________________________		Title: __________________________________

By:	___________________________________

Name: ____________________________________

Title: _____________________________________

Exhibit 1

(Revised as of March 28, 2016)

LIST OF PORTFOLIOS

UBS Prime Investor Fund

UBS Prime Preferred Fund

UBS Prime Reserves Fund

UBS Select Prime Institutional Fund

UBS Select Treasury Institutional Fund

UBS Select Government Institutional Fund*

UBS Select Tax-Free Institutional Fund

UBS Select Prime Preferred Fund

UBS Select Treasury Preferred Fund

UBS Select Government Preferred Fund*

UBS Select Tax-Free Preferred Fund

UBS Select Prime Investor Fund

UBS Select Treasury Investor Fund

UBS Select Government Investor Fund*

UBS Select Tax-Free Investor Fund

UBS Select Prime Capital Fund

UBS Select Treasury Capital Fund

UBS Select Government Capital Fund*

UBS Select Tax-Free Capital Fund

*Expected launch date for commencement of services on or after March 29, 2016.

SCHEDULE B

Amendments to the Transfer Agency And Services Agreement

Name	Date

Amendment Number 1 To The Transfer Agency And Services Agreement between
Mitchell Hutchins LIR Money Series (formerly known as Mitchell Hutchins
Institutional Series) and PFPC Inc. (formerly known as First Data Investor Services
Group, Inc.)

3/5/2001
Amendment to Transfer Agency and Related Services Agreement between PFPC Inc.
and the UBS Select Money Market Fund (formerly known as Brinson Select Money
Market Fund and Mitchell Hutchins LIR Select Money Market Fund),	Dated October 1, 2003, with signature of PFPC Inc. dated January 20, 2004
Amendment Number 3 To The Transfer Agency and Services Agreement between UBS Money Series (formerly known as the Brinson Money Series and the Mitchell Hutchins LIR Money Series) and PFPC Inc.	3/17/2004
Amendment Number 4 To The Transfer Agency and Services Agreement between UBS Money Series and PFPC Inc.	8/28/2007
Amendment Number 5 To The Transfer Agency and Services Agreement between UBS Money Series and BNY Mellon Investment Servicing (US) Inc. (formerly known as PFPC Inc.)	4/13/2012
Amendment Number 6 To The Transfer Agency and Services Agreement between UBS Money Series and BNY Mellon Investment Servicing (US) Inc. (formerly known as PFPC Inc.)	1/8/2016
Amendment Number 7 To The Transfer Agency and Services Agreement between UBS Money Series and BNY Mellon Investment Servicing (US) Inc. (formerly known as PFPC Inc.)	3/28/2016